Exhibit 10.1

PROPELL TECHNOLOGIES GROUP, INC.

AMENDMENT TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is effective as of May 30, 2015, among Propell Technologies Group, Inc., a Delaware corporation (the “Company”), and Ervington Investments Limited, duly organized under the laws of the Republic of Cyprus (the “Investor”).

WHEREAS, the parties entered into that certain Series C Stock Purchase Agreement, dated as of February 19, 2015 (the “Series C SPA”).

WHEREAS, the Company and the Investor desire to, among other things, amend the Series C SPA in accordance with section 7.1 of the Series C SPA in order to extend the deadline for the Second Closing (as defined in the Series C SPA) and waive the condition precedent to the Second Closing regarding the acquisition of an oil field.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

(a)                Amendment to section 2.1(b). The first sentence of section 2.1(b) is hereby deleted and replaced with the following:

“The second Closing (the “Second Closing”) shall take place at any time prior to June 30, 2015 on a date determined by the Investor.”

Additionally, all references to May 31, 2015 in section 2.1(b) are hereby deleted and replaced with June 30, 2015.

(b)               Additional to section 2.1(c). All references to May 31, 2015 in section 2.1(c) are hereby deleted and replaced with June 30, 2015.

(c)                Waiver of section 5.2(c). Pursuant to section 5.2, Investor hereby waives the closing condition set forth in Section 5.2(c) of the Purchase Agreement regarding the acquisition by the Company of an oil field for the deployment of the Company’s technology.

(d)               Proceeds from Second Closing. Company hereby agrees to segregate the proceeds from the Second Closing and deposit them into a newly established bank account requiring the signature of at least two authorized signatories for any release of funds, one of which authorized signatories shall be a director of the Company elected by the holders of the Series C Preferred Stock.

(e)                Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(f)                Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

(g)                Continuing Effectiveness. Except as modified by this Amendment, the Series C SPA shall remain in full force and effect and no party by virtue of entering into this Amendment is waiving any rights it has under the Series C SPA, and once this Amendment is executed by the parties hereto, all references in the Series C SPA to “the Agreement” or “this Agreement,” as applicable, shall refer to the Series C SPA as modified by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment on June 5, 2015, effective as of the date first set forth above.

Company:

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/John Huemoeller
Name: John Huemoeller
Title: Chief Executive Officer

[Signature Page to Amendment to Series C SPA]

IN WITNESS WHEREOF, the parties have duly executed this Amendment on June 5, 2015, effective as of the date first set forth above.

INVESTOR

ERVINGTON INVESTMENTS LIMITED

By: /s/ Maria Damianou
Name: Maria Damianou
Title: Director